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                                                                    Exhibit 8(a)
Writer's Direct Dial:  (212) 225-2980

                                February 14, 2001



Salomon Smith Barney Holdings Inc.
SSBH Capital II
SSBH Capital III
SSBH Capital IV
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  We have acted as special tax counsel to Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"), and SSBH Capital II, SSBH Capital III and SSBH Capital IV (each, an "SSBH Trust" and together, the "SSBH Trusts"), each a statutory business trust formed under the laws of the State of Delaware in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), for the purpose of registering, among other things, (i) preferred securities (the "Trust Preferred Securities") of each of the SSBH Trusts, (ii) junior subordinated debt securities (the "Junior Subordinated Debt Securities") issued in connection with the offering of the Trust Preferred Securities of each of the SSBH Trusts and (iii) guarantees by the Company of certain payments on the Trust Preferred Securities of each of the SSBH Trusts (the "Guarantees").

                  The Trust Preferred Securities will be issued under an Amended and Restated Declaration of Trust of each SSBH Trust (each, a "Declaration" and together, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debt Securities to be held by the property trustee described below, The Chase Manhattan Bank, as indenture trustee (the "Trust Preferred Trustee"), Chase Manhattan Bank Delaware, as property trustee (the "Property Trustee"), and Barbara A. Yastine and Michael J. Day, as regular trustees (together, the "Regular Trustees"). The Junior Subordinated Debt Securities of the Company will be issued pursuant to an indenture, dated as of

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Salomon Smith Barney Holdings Inc. et al.
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January 28, 1998, as amended (the "Indenture"), between the Company and the
Trust Preferred Trustee. The Guarantees will be issued by the Company under one or more guarantee agreements (each, a "Guarantee Agreement") between the Company and the Trust Preferred Trustee, for the benefit of the holders of the Trust Preferred Securities.

                  In rendering the opinion expressed below, we have assumed that
(i) the Indenture has been duly executed and delivered by the parties thereto,
(ii) a resolution of the Board of Directors of the Company, including any authorized committee thereof, or a supplemental indenture, in either case relating to the Junior Subordinated Debt Securities with respect to each SSBH Trust and supplementing the Indenture, will be duly executed and delivered by the parties thereto, (iii) the Junior Subordinated Debt Securities with respect to each SSBH Trust to be issued by the Company under the Indenture as so modified will be duly executed and delivered by the parties thereto substantially in the form of Exhibit 4(tt) to the Registration Statement, (iv) the Declaration of each SSBH Trust will be duly executed and delivered by the parties thereto substantially in the form of Exhibits 4(jj), 4(kk) and 4(ll), respectively, of the Registration Statement, (v) the Trust Preferred Securities of each SSBH Trust will be executed and issued in accordance with the Declaration of such SSBH Trust and substantially in the form of Exhbit 4(oo) to the Registration Statement, (vi) the Guarantee with respect to the Trust Preferred Securities of each SSBH Trust will be duly executed and delivered substantively in the form of Exhibits 4(gg), 4(rr) and 4(ss), respectively, to the Registration Statement, (vii) the transactions relating to the issuance of the Trust Preferred Securities of each SSBH Trust have taken place as described in the Registration Statement and (viii) each SSBH Trust is a United States person as that term is defined by Section 7701(a)(30)(E) of the Internal Revenue Code of 1986, as amended.

                  We hereby confirm that we are of the opinion that the statements set forth under the heading "United States Federal Income Taxation" in the prospectus for the Trust Preferred Securities contained in the Registration Statement (the "Prospectus"), insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Trust Preferred Securities.

                  We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8(a) to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "United States Federal Income Taxation" set forth in the Prospectus. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                        By  /s/ Erika W. Nijenhuis
                                        Erika W. Nijenhuis, a Partner


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